EXHIBIT 99.1

News Release

Media Contact:
Lesley Weisenbacher
Vice President, Marketing
312.540.6623 | lesley.weisenbacher@merge.com

MERGE REPORTS SUBSCRIPTION BACKLOG UP 82%
Delivers fourth quarter sales of $65.1 million and reiterates 2013 guidance of sales range of $265 - $275 million

Chicago, IL (Feb. 19, 2013) Merge Healthcare Incorporated (NASDAQ: MRGE), a leading provider of clinical systems and innovations that seek to transform healthcare, today announced its financial and business results for the fourth quarter of 2012.  Merge also confirmed the conclusion of its previously announced evaluation of strategic alternatives.

"After careful evaluation, we have determined that the alternatives evaluated did not offer more value than our own strategic plan,” said Jeff Surges, CEO of Merge Healthcare. “We will continue to build upon the proven success over the last few years and further leverage our portfolio of solutions into a more present and ready marketplace than ever before. In addition, we are reiterating annual guidance for 2013 on revenue, adjusted EBITDA and subscription backlog growth.”

Financial Highlights:
-	Sales increased to $64.7 million ($65.1 million on a pro forma basis) in the quarter, from $64.1 million ($65.1 million on a pro forma basis) in the fourth quarter of 2011;
-
Adjusted EBITDA, before consideration of one-time non-cash charges, was $13.9 million, representing 21% of pro forma revenue in the quarter, compared to $15.1 million and 23% in the fourth quarter of 2011 (see table at end of this press release for reconciliation);

-	Subscription-based pricing arrangements generated 13.5% of total sales in the quarter and subscription backlog grew 13% in the quarter and 82% for the year; and
-	Reiterating 2013 guidance of revenue in the range of $265 - $275 million with an adjusted EBITDA range of 22-24% and expected subscription backlog growth by the end of 2013 of at least $25 million.

Business Highlights for the Fourth Quarter of 2012:
-	Added 12 iConnect® contracts with leading healthcare systems including Northeast Georgia, Health Ventures, St. John Providence Health System, Edward Hospital and Altru Health System;
-	Executed 17 contracts for Merge Cardiology solutions with clients including Borgess Medical Center, DuPage Medical Center, Boca Raton Regional Hospital, St. Thomas and Palos Hospital among others;
-	Bookings growth in sales to end-user customers in the Healthcare segment grew by 38% in 2012;

-	Merge clients will be eligible to receive an estimated total of $14 million in Meaningful Use incentive payments by utilizing Merge’s Meaningful Use solutions for Radiology and Orthopedics; and
-	eClinical signed over 190 contracts in the quarter driving year-over-year bookings growth of 79%.

Quarter Results:
Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):
	Q4 2012	Q4 2011
Net sales	$64.7	$64.1
Operating income	(8.4)	8.3
Net loss attributable to common shareholders	(17.3)	(1.3)
Net income (loss) per diluted share	$(0.19)	$(0.01)

Cash balance at period end	$35.9	$39.3
Cash from business operations*	9.4	11.9

*See table at the back of this earnings release.

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):
	Q4 2012	Q4 2011
Pro forma results
Net sales	$65.1	$65.1
Adjusted net income	(11.6)	4.2
Adjusted EBITDA	0.9	15.1

Adjusted net income per diluted share	$(0.13)	$0.04
Adjusted EBITDA per diluted share	$0.01	$0.16

Non-GAAP and other measures**
Subscription, maintenance & EDI revenue as % of net sales	58.3%	N/A
Subscription and non-recurring backlog at period end	$76.9	$56.2
Days sales outstanding	102	100

**Comparable information for periods prior to 2012 is not available.

Reconciliation of GAAP net income (loss) to adjusted net income and adjusted EBITDA is included after the financial information below.

Pro Forma Operating Group Results:
Results (in millions) for our operating groups, which we commenced reporting in the second quarter of 2012, are as follows:

	Three Months Ended December 31, 2012
	Healthcare (1)	DNA	Corporate/ Other	Total
Net sales:
Software and other	$22.2	$3.2		$25.4
Service	6.8	3.7		10.5
Maintenance	28.4	0.8		29.2
Total net sales	57.4	7.7		65.1
Gross Margin	35.4	3.4		38.8
Gross Margin %	61.7%	44.2%		59.6%
Expenses	(24.6)	(3.2)		(27.8)
Segment income	$10.8	$0.2		11.0
Operating Margin %	18.8%	2.6%		16.9%
Net corporate/other expenses (2)			$(12.9)	(12.9)
Loss before income taxes				(1.9)
Adj. EBITDA reconciling adjustments	4.3	1.7	9.8	15.8
Adjusted EBITDA	$15.1	$1.9	$(3.1)	$13.9
Adjusted EBITDA %	26.3%	24.7%		21.4%

(1)
This data excludes the one-time charges, all of which were recorded on the Healthcare segment.  Including  the changes would equate to adjusted EBITDA of $2.1 million, or 3.7% for the fourth quarter of 2012.

(2)	Net corporate/other expenses include public company costs, corporate administration costs, acquisition-related expenses and net interest expense.

	Net Sales in the Three Months Ended December 31, 2012					Backlog as of December 31, 2012
	Healthcare		DNA			Healthcare		DNA
Revenue Source	$	%	$	%	Total	$	%	$	%	Total
Maintenance & EDI (1)	$28.4	49.5%	$0.8	10.3%	44.8%
Subscription	1.8	3.1%	7.0	89.7%	13.5%	$10.7	25.5%	$34.9	100.0%	59.3%
Non-recurring	27.2	47.4%	-	0.0%	41.7%	31.3	74.5%	-	0.0%	40.7%
Total	$57.4	100.0%	$7.8	100.0%	100.0%	$42.0	100.0%	$34.9	100.0%	100.0%
	88.0%		12.0%			54.6%		45.4%

(1)	Due to the variability in timing and length of maintenance renewals, we do not believe backlog for this revenue component is a meaningful disclosure.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles or GAAP. This press release includes certain non-GAAP financial measures to supplement its GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company.  Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented is as follows:

-	Pro forma revenue consists of GAAP revenue as reported, adjusted to add back the acquisition related sales adjustments (for all significant acquisitions) recorded for GAAP purposes.
-
Subscription revenue and the related backlog is comprised of software, hardware and professional services (including installation, training, etc.) contracted with and payable by the customer over a number of years.  Generally, these contracts will include a minimum volume / dollar commitment.  As such, the revenue from these transactions is recognized ratably over an extended period of time.  These types of contracts will include monthly payments (including leases), long-term clinical trials, renewable annual software arrangements (with very high renew rate), to specify a few methods.

-
Non-recurring revenue and related backlog represents revenue that we anticipate recognizing in future periods from signed customer contracts as of the end of the period presented.  Non-recurring revenue is comprised of perpetual software license sales and includes licenses, hardware and professional services (including installation, training and consultative engineering services).

-
Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) acquisition-related costs, (b) restructuring and other costs, (c) stock-based compensation expense, (d) acquisition-related amortization (e) acquisition-related cost of sales adjustments and add backs, and (f) acquisition-related sales adjustments.

-
Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense, (c) non-cash preferred stock dividends and (d) income tax expense (benefit).

-
Cash from business operations reconciles the cash generated from such operations to the change in GAAP cash balance for the period by reflecting payments of liabilities associated with our acquisitions, payments of acquisition related fees, interest payments and other payments and receipts of cash not generated by the business operations.

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results.  In addition, the following adjustments are described in more detail below:

-
Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.

-
Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.

-
Acquisition-related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

Notice of Conference Call
Merge will host a conference call on Tuesday, February 19 at 8:30 am EDT to discuss its financial results for the fourth quarter of 2012.  Jeff Surges, Justin Dearborn, and Steve Oreskovich will lead the call.  Participants may preregister for this teleconference at http://emsp.intellor.com/?p=411359&do=register&t=8. Once the participant registers, a confirmation page will display dial-in numbers and a unique PIN, and the participant will also receive an email confirmation of this information. A replay via the Internet or phone will be available after the call at http://www.merge.com/Company/Investors/Conference-Call-Info.aspx.

About Merge
Merge is a leading provider of clinical systems and innovations that seek to transform healthcare.  Merge’s enterprise and cloud-based solutions for image intensive specialties provide access to any image, anywhere, any time. Merge also provides health stations, clinical trials software and other health data and analytics solutions that engage consumers in their personal health. With solutions that are used by providers and consumers and include more than 25 years of innovation, Merge is helping to reduce costs and improve the quality of healthcare worldwide. For more information, visit merge.com.

Cautionary Notice Regarding Forward-Looking Statements
The matters discussed in this news release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2012	2011
	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents, including restricted cash of $813 and $707 at December 31, 2012 and 2011, respectively	$35,875	$39,272
Accounts receivable, net	72,065	71,014
Inventory	5,979	4,718
Prepaid expenses	4,972	5,678
Deferred income taxes	3,135	3,393
Other current assets	21,621	20,199
Total current assets	143,647	144,274

Property and equipment, net	4,964	4,391
Purchased and developed software, net	19,007	23,924
Other intangible assets, net	35,628	45,152
Goodwill	214,312	209,829
Deferred tax assets	7,041	9,209
Other	12,254	13,608
Total assets	$436,853	$450,387

Current liabilities:
Accounts payable	$24,438	$22,114
Interest payable	4,944	4,935
Accrued wages	5,881	6,972
Restructuring accrual	222	1,407
Deferred revenue	52,355	51,246
Other accrued liabilities	12,606	11,580
Total current liabilities	100,446	98,254

Notes payable	250,046	249,438
Deferred income taxes	3,046	1,891
Deferred revenue	894	1,679
Income taxes payable	1,040	727
Other	3,920	5,927
Total liabilities	359,392	357,916

Total Merge shareholders' equity	77,011	92,003
Noncontrolling interest	450	468
Total shareholders' equity	77,461	92,471
Total liabilities and shareholders' equity	$436,853	$450,387

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Software and other	$25,215	$24,578	$94,466	$80,948
Professional services	10,405	10,991	40,978	41,905
Maintenance and EDI	29,026	28,518	113,460	109,575
Total net sales	64,646	64,087	248,904	232,428
Cost of sales
Software and other	14,141	8,923	43,281	29,090
Professional services	6,278	5,652	24,693	21,134
Maintenance and EDI	7,204	7,030	31,090	29,090
Depreciation, amortization and impairment	3,295	2,266	8,987	9,340
Total cost of sales	30,918	23,871	108,051	88,654
Gross margin	33,728	40,216	140,853	143,774
Operating costs and expenses:
Sales and marketing	11,434	12,019	43,908	38,800
Product research and development	8,109	6,578	32,419	27,542
General and administrative	18,537	10,225	42,366	32,579
Acquisition-related expenses	958	392	3,402	1,614
Restructuring and other expenses	-	101	830	1,216
Depreciation, amortization and impairment	3,125	2,643	11,308	12,868
Total operating costs and expenses	42,163	31,958	134,233	114,619
Operating income (loss)	(8,435)	8,258	6,620	29,155
Other income (expense)	(8,136)	(8,466)	(31,349)	(31,021)
Income (loss) before income taxes	(16,571)	(208)	(24,729)	(1,866)
Income tax expense (benefit)	681	1,036	4,091	3,665
Net income (loss)	(17,252)	(1,244)	(28,820)	(5,531)
Less: noncontrolling interest's share	12	8	(18)	(10)
Net income (loss) attributable to Merge	(17,264)	(1,252)	(28,802)	(5,521)
Less: preferred stock dividends	-	-	-	3,153
Net income (loss) available to common shareholders	$(17,264)	$(1,252)	$(28,802)	$(8,674)

Net income (loss) per share - basic	$(0.19)	$(0.01)	$(0.31)	$(0.10)

Weighted average number of common shares outstanding - basic	93,057,636	90,281,375	92,134,191	86,647,097

Net income (loss) per share - diluted	$(0.19)	$(0.01)	$(0.31)	$(0.10)

Weighted average number of common shares outstanding - diluted	93,057,636	90,281,375	92,134,191	86,647,097

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

		Year Ended
		December 31,
		2012	2011
		(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss		$(28,820)	$(5,531)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and impairment		20,295	22,208
Share-based compensation		5,786	3,908
Amortization of note payable issuance costs & discount		2,724	2,393
Unrealized gain on equity security		(486)	-
Realized gain on investment		-	(405)
Change in contingent consideration for acquisitions		1,380	345
Provision for doubtful accounts receivable and sales returns, net of recoveries		9,993	2,766
Deferred income taxes		3,581	8,108
Stock issued for charitable contribution		-	1,851
Net change in assets and liabilities (net of effects of acquisitions)		(15,333)	(33,954)
Net cash (used in) provided by operating activities		(880)	1,689
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired		(876)	(1,277)
Purchases of property, equipment and leasehold improvements		(2,174)	(1,976)
Change in restricted cash		(106)	940
Proceeds from sale of equity investment		-	405
Net cash (used in) provided by investing activities		(3,156)	(1,908)
Cash flows from financing activities:
Proceeds from issuance of notes payable		-	53,560
Note and stock issuance costs paid		-	(1,528)
Proceeds from exercise of stock options and employee stock purchase plan		1,039	1,166
Principal payments on notes		(37)	(4,591)
Redemption and retirement of preferred stock		-	(41,750)
Principal payments on capital leases		(396)	(4)
Preferred stock dividends		-	(7,328)
Net cash (used in) provided by financing activities		606	(475)
Effect of exchange rate changes on cash		(73)	(123)
Net increase (decrease) in cash		(3,503)	(817)
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	38,565	39,382
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$35,062	$38,565

(1)  Restricted cash of $707 and $1,647 as of December 31, 2011 and December 31, 2010, respectively.
(2)  Restricted cash of $813 and $707 as of December 31, 2012 and December 31, 2011, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss) available to common shareholders	$(17,264)	$(1,252)	$(28,802)	$(8,674)
Acquisition-related costs	958	392	3,402	1,614
Restructuring and other	-	101	830	1,216
Stock-based compensation expense	1,541	865	5,786	3,908
Amortization of significant acquisition intangibles	2,726	3,020	10,905	14,732
Acquisition-related sales adjustments	435	1,053	2,055	4,313
Acquisition-related cost of sales adjustments	(35)	-	(361)	(354)
Adjusted net income	$(11,639)	$4,179	$(6,185)	$16,755
Depreciation and amortization	3,694	1,889	9,390	7,476
Net interest expense	8,137	8,043	32,160	28,915
Preferred stock dividends	-	-	-	3,153
Income tax expense	681	1,036	4,091	3,665
Adjusted EBITDA	$873	$15,147	$39,456	$59,964

Adjusted net income (loss) per share	$(0.13)	$0.04	$(0.07)	$0.19
Adjusted EBITDA per share - diluted	$0.01	$0.16	$0.42	$0.67

Fully diluted shares (if net income)	94,984,813	93,424,406	94,545,728	89,522,935

	Pro Forma Three Months Ended		Pro Forma Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss) available to common shareholders	$(16,864)	$(199)	$(27,108)	$(4,715)
Acquisition-related costs	958	392	3,402	1,614
Restructuring and other	-	101	830	1,216
Stock-based compensation expense	1,541	865	5,786	3,908
Amortization of significant acquisition intangibles	2,726	3,020	10,905	14,732
Adjusted net income	$(11,639)	$4,179	$(6,185)	$16,755
Depreciation and amortization	3,694	1,889	9,390	7,476
Net interest expense	8,137	8,043	32,160	28,915
Preferred stock dividends	-	-	-	3,153
Income tax expense	681	1,036	4,091	3,665
Adjusted EBITDA	$873	$15,147	$39,456	$59,964

Adjusted net income (loss) per share	$(0.13)	$0.04	$(0.07)	$0.19
Adjusted EBITDA per share - diluted	$0.01	$0.16	$0.42	$0.67

Fully diluted shares (if net income)	94,984,813	93,424,406	94,545,728	89,522,935

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CASH FROM CORE BUSINESS OPERATIONS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(amounts in millions)
Cash received from (paid for):
Acquisitions	$-	$(0.8)	$(0.9)	$(2.9)
Restructuring initiatives	(0.3)	(0.3)	(1.5)	(1.9)
Acquisition related costs	(0.2)	(0.9)	(1.0)	(1.8)
Principal payments on notes	-	-	-	-
Issuance of debt and equity	-	-	-	53.6
Retirement of debt	-	-	-	(4.6)
Interest paid, net	(14.9)	(14.8)	(29.7)	(25.7)
Debt and equity issuance costs	-	(0.2)	-	(3.2)
Redemption of Preferred Stock	-	-	-	(41.8)
Payment of Preferred Stock dividends	-	-	-	(7.3)
Property and equipment purchases	(0.2)	(0.3)	(2.2)	(1.9)
Settlements with former officers	-	-	-	(0.9)
Other non-operating cash flows	-	-	-	0.4
Core business operations	9.4	11.9	32.0	36.2
Increase (decrease) in cash	$(6.2)	$(5.4)	$(3.3)	$(1.8)

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)
(unaudited)

	Pro Forma Three Months Ended December 31, 2012	One-Time Adjustments		Adjusted Pro Forma Three Months Ended December 31, 2012

Total net sales	$65,081	$-		$65,081

Software and other	14,175	3,872	(1)	10,303
Professional services	6,279	-		6,279
Maintenance and EDI	7,204	-		7,204
Depreciation, amortization and impairment	3,295	796	(2)	2,500
Total cost of sales	30,953	4,668		26,285
Gross margin	34,128	(4,668)		38,796

Sales and marketing	11,433	-		11,433
Product research and development	8,109	-		8,109
General and administrative	18,538	9,163	(3)	9,375
Acquisition-related expenses	958	-		958
Depreciation, amortization and impairment	3,125	474	(2)	2,651
Total operating costs and expenses	42,163	9,637		32,526
Operating income (loss)	(8,035)	(14,304)		6,269
Other expense (income)	8,136	-		8,136
Loss before taxes	(16,171)	(14,304)		(1,867)
Income tax expense	681	-		681
Net loss	$(16,852)	$(14,304)		$(2,548)
Noncontrolling interest's share	12	-		12
Net loss available to Merge common shareholders	$(16,864)	$(14,304)		$(2,560)

EPS - diluted	$(0.18)			$(0.03)
Weighted average shares outstanding - diluted	93,058			93,058

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Pro Forma Three Months Ended December 31, 2012	One-Time Adjustments		Adjusted Pro Forma Three Months Ended December 31, 2012

Net loss available to Merge common shareholders	$(16,864)	$(14,304)		$(2,560)
Acquisition-related costs	958	-		958
Stock-based compensation expense	1,541	-		1,541
Amortization of significant acquisition intangibles	2,726	-		2,726
Adjusted net income (loss)	$(11,639)	$(14,304)		$2,665
Depreciation and amortization	3,694	1,269	(2)	2,425
Net interest expense	8,137	-		8,137
Income tax expense (benefit)	681	-		681
Adjusted EBITDA	$873	$(13,035)		$13,908

Adjusted net income per share	$(0.12)			$0.03
Adjusted EBITDA per share - diluted	$0.01			$0.15
Fully diluted shares (if net income)	94,985			94,985

Adjusted EBITDA as a % of net sales	1.3%			21.4%

Notes:

(1) Charge primarily related to third party licenses and technology considered unusable.
(2) Write-off of acquired intangibles.
(3) Charge related primarily to uncollectible billings from customer contracts obtained through acquisitions in the past few years.